Item 30. Exhibit (g) i. a. 6.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 5 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT
Effective December 1, 2015
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(the “Reinsurer”)

Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

For new policies issued on and after January 1, 2020, the Amendment Effective Date, the Agreement is hereby revised to change the mortality table from 2001 CSO to 2017 CSO. Policies issued prior to the Amendment Effective Date will use the 2001 Ultimate Mortality ALB Unismoke Table.

Section 12.1 - Credit for Reinsurance of the Agreement is hereby replaced in its entirety with the with the following:

Section 12.1 - Credit for Reinsurance

Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the Policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves [_____]. The Reinsurer agrees that the Ceding Company will receive full statutory reserve credit for the reinsurance ceded under this Agreement in all jurisdictions where it files statutory financial statements and is authorized to do business.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____] - 2017 CSO

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 9, 2019
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	7/8/2019

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/8/2019

Print name:	Suzanne Downey

Title:	VP